                            SUNRISE PRESCHOOLS, INC.
                        9128 East San Salvador, Suite 200
                            Scottsdale, Arizona 85258




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 24, 1997




To the Stockholders of Sunrise Preschools, Inc.:

     The Annual Meeting of the stockholders of Sunrise Preschools, Inc., a Delaware corporation (the "Company"), will be held at the offices of Ernst & Young LLP, 40 North Central Avenue, Suite 900, Phoenix, Arizona 85004, on Friday, January 24, 1997, at 2:00 p.m. M.S.T. for the following purposes:

     1.   To elect one director to serve a three-year term;

     2. To amend the Company's Certificate of Incorporation to change its name to Sunrise Educational Services, Inc.; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 6, 1996 (the "Record Date") are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Annual Meeting during ordinary business hours for ten (10) days prior to the meeting.

     A copy of the Company's 1996 Annual Report to Stockholders, which includes audited financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the Annual Meeting.

                                        By Order of the Board of Directors,




                                        James R. Evans
                                        President and Chief Executive Officer

Scottsdale, Arizona
December 29, 1996

IMPORTANT: IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            SUNRISE PRESCHOOLS, INC.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 24, 1997


                                TABLE OF CONTENTS


                                                                                                                         PAGE
                                                                                                                         ----
INFORMATION CONCERNING SOLICITATION AND VOTING.........................................................................     1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................................................     1
         Voting and Revocation of Proxies..............................................................................     3
         Solicitation of Proxies.......................................................................................     3

ELECTION OF DIRECTORS..................................................................................................     3
         Meetings and Committees of the Board of Directors.............................................................     6

EXECUTIVE COMPENSATION.................................................................................................     6
         Summary Compensation Table....................................................................................     6
         Aggregated Option Exercises in Last Fiscal Year and Option Value as of July 31, 1995..........................     7
         Compensation of Directors.....................................................................................     7
         Employment Contracts..........................................................................................     7
         Stock Option Plans............................................................................................     8

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT......................................................................    10

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................................................................    10

PROPOSAL NO. 1 - AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE
         NAME..........................................................................................................    11

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS..........................................................................    12

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING.......................................................    12

OTHER BUSINESS.........................................................................................................    13

1996 ANNUAL REPORT ON FORM 10-KSB......................................................................................    13

                            SUNRISE PRESCHOOLS, INC.



                                 PROXY STATEMENT



                 INFORMATION CONCERNING SOLICITATION AND VOTING



         The accompanying proxy is solicited by the Board of Directors of Sunrise Preschools, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on January 24, 1997 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy were mailed to all stockholders entitled to vote at the Annual Meeting on or about December 29, 1996. The corporate offices of the Company are located at 9128 East San Salvador, Suite 200, Scottsdale, Arizona 85258 and its telephone number at that address is (602) 860-1611.

         Only stockholders of record at the close of business on December 6, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 2,982,968 shares of Common Stock, $.01 par value, 500,000 shares of Series B Preferred Stock, $1.00 par value (the "Series B Preferred"), and 357,333 shares of Series C Preferred Stock, $1.00 par value (the "Series C Preferred") (the Series B Preferred and the Series C Preferred hereinafter collectively referred to as the "Preferred Stock") were issued and outstanding. Each holder of Common Stock and Series B Preferred Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock or Preferred Stock held of record on the Record Date. Each share of the Series C Preferred Stock carries that number of votes into which each share of Series C Preferred Stock was convertible on the Record Date, which was 7.0588 shares of Common Stock. Thus, each share of Series C Preferred Stock will be entitled to 7.0588 votes in matters presented to the stockholders for approval at the Annual Meeting.

         The presence of a majority of the combined voting power of the Common Stock and the Preferred Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. Votes withheld from any director are counted for purposes of determining the presence of a quorum, but have no legal effect under Delaware law. Abstentions and broker non-votes will also be included in the determination of the number of shares represented for a quorum. The proposal for which stockholder approval is being sought cannot be approved without the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Annual Meeting. At the Annual Meeting, the Company will appoint an Inspector of Election to count all votes and ballots and make a written report thereof.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of Common Stock and Preferred Stock of the Company on November 30, 1996 by each director and executive officer, by all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock and Preferred Stock on a combined basis. Each share of Series B Preferred Stock is convertible into one share of Common Stock. Each share of Series C Preferred Stock is convertible into 7.0588 shares of Common Stock.

         The percentage ownership information set forth in the right hand column of the following table has been computed in accordance with Securities and Exchange Commission ("SEC") guidelines as described in Note 2. In accordance with such guidelines, the percentage ownership information shown for Michael J. Connelly, LN Investment Capital Limited Partnership and Lepercq Investment Limited Partnership - II reflects the outstanding voting power of holders of Series B Preferred Stock, which generally votes with the Common Stock on matters submitted for stockholder vote.



                                                                                       Shares of Common and
                                                                                Preferred Stock Beneficially Owned
                                                                                ----------------------------------

                                                                            Number of Shares                 Percent of
Name and Address                                                          Beneficially Held(1)              Ownership(2)
----------------                                                          --------------------              ------------
James R. Evans.............................................                       817,637                       26.0%
9128 East San Salvador, Suite 200
Scottsdale, Arizona 85258

Barbara L. Owens...........................................                       152,993                        4.9%
9128 East San Salvador, Suite 200
Scottsdale,  Arizona 85258

Ronald J. O'Connor.........................................                         6,000                        0.2%
9128 East San Salvador, Suite 200
Scottsdale, Arizona  85258

Robert A. Rice.............................................                        27,187                        0.9%
c/o Prime Securities Corp.
559 Congress Street
Portland, Maine 04112

Dr. Richard H. Hinze.......................................                        26,000                        0.9%
215 F. River Trail
Morganton, North Carolina  28655

Michael J. Connelly(3).....................................                     1,040,055                       29.9%

LN Investment Capital Limited Partnership(3)...............                       605,017                       18.5%

Lepercq Investment Limited Partnership - II(3).............                       435,038                       13.6%

John Rutkowski.............................................                       165,433                        5.5%
2828 North Central, Suite 1100
Phoenix, Arizona 85004

All directors and executive officers as a group                                 1,029,817                       30.7%
(5 persons)


                                                  (Footnotes on following page.)

(1) Includes presently exercisable options as follows: James R. Evans - 166,759; Barbara L. Owens - 147,550; Robert A. Rice - 25,000; Dr.
         Richard H. Hinze - 25,000; Ronald J. O'Connor - 5,000; and all directors and executive officers as a group - 369,309.

(2) The percentages shown include the shares of Common Stock actually owned as of November 30, 1996, and the shares of Common Stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options and the conversion of the Preferred Stock. All shares of Common Stock that the identified person had the right to acquire within 60 days of November 30, 1996 upon the exercise of options or the conversion of the Preferred Stock, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.

(3) Michael J. Connelly does not directly own any shares of Common Stock or Preferred Stock; however, Mr. Connelly is the managing general partner of (i) LN Investment Capital Limited Partnership ("LNIC"), which owns 313,567 shares of Common Stock and 291,450 shares of Series B Preferred and (ii) Lepercq Investment Limited Partnership - II ("LIP-II"), which owns 226,488 shares of Common Stock and 208,550 shares of Series B Preferred. As a result, Mr. Connelly may be deemed to have beneficial ownership of the securities beneficially owned by such partnerships. Mr. Connelly disclaims beneficial ownership of such securities. LNIC and LIP-II collectively own all of the issued and outstanding Series B Preferred. The number of shares disclosed as beneficially owned are amounts as reported in a Form 4 filed with the SEC on January 9, 1996. The address of each of Mr. Connelly, LNIC and LIP-II is c/o Lepercq Capital Management, Inc., 1675 Broadway, 16th Floor, New York, New York 10019.

VOTING AND REVOCATION OF PROXIES

         All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person.

SOLICITATION OF PROXIES

         The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all stockholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.


                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of four members and is divided into three classes. One class of directors is elected each year to serve for a term of three years. Each director serves until his successor has been elected and qualified, or until his earlier resignation or removal. The term of James R. Evans expires at the Annual Meeting; the terms of Barbara L. Owens and Robert A. Rice expire in the following year; and the term of Dr. Richard H. Hinze expires in two years. Under the Company's Bylaws, the number of directors may be increased to nine. The Company's Restated Certificate of Incorporation, as amended, limits the liability of directors and restricts the removal of directors under certain circumstances.

         Pursuant to an agreement between the Company and purchasers of the Company's Series B Preferred Stock, the Company has agreed to use its reasonable best efforts to maintain a designee of the purchasers (the "Series B Designee") on the Company's Board of Directors. As of November 30, 1996, there was no Series B Designee on the Company's Board of Directors. However, the Company has reserved a seat on the Board of Directors for a Series B Designee.

         The Company has nominated Mr. Evans to be re-elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Evans. In the event that Mr. Evans is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. It is not expected that Mr. Evans will be unable or will decline to serve as director. If elected, the term of office of Mr. Evans will continue until the third annual meeting of stockholders after election or until his successor has been duly elected and qualified.

         The Company's Bylaws provide that any stockholder entitled to vote in an election of directors may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid to the Secretary, Sunrise Preschools, Inc., 9128 East San Salvador, Suite 200, Scottsdale, Arizona 85258, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, thirty (30) days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such persons specified in the notice, (d) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated or intended to be nominated by the Board of Directors and (f) the consent of each nominee to serve as a director of the Company if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         The names of all directors and executive officers and certain information about them, are set forth on the following page.

Name                           Age          Positions With Company
----                           ---          ----------------------
James R. Evans                 49           Chairman of the Board, President

Dr. Richard H. Hinze           75           Director

Robert A. Rice                 41           Director

Barbara L. Owens               48           Director, Executive Vice President,
                                            Secretary and Treasurer

Ronald J. O'Connor             38           Controller


         James R. Evans has been the President and a Director of the Company since its inception. Prior to that time, Mr. Evans was an executive with Smitty's Super Value, Inc., a large retail food and general merchandise chain. During his twenty years at Smitty's Super Value, Inc., Mr. Evans was responsible at various times for marketing strategy, designing store layouts, development of financial models and budgets and store management. Mr. Evans is a member of the Arizona Child Care Licensure Advisory Committee and has been a national presenter at various child care conventions on diverse child care topics.

         Dr. Richard H. Hinze has been a Director of the Company since August 1987. Since September 1984, Dr. Hinze has been the President and Chairman of Flying H Enterprises, Inc., a family owned Hawaii corporation focusing on consulting and development of child care programs for public and private entities, which has been inactive since 1994. From 1972 until his retirement in April 1987, Dr. Hinze was a researcher for the Curriculum Research and Development Group at the University of Hawaii-Manoa studying gifted children and early childhood education. He has also served from October 1985 through April 1987 as the director for all campuses of the University of Hawaii Child Care Project, where he developed a system for offering child care for students and faculty. Dr. Hinze was also the treasurer of the National Association for Education of Young Children from 1976 through 1980. Dr. Hinze has published several articles in professional publications relating to child care and education and received his Ed.D from Stanford University.

         Robert A. Rice has been a Director of the Company since October 1993. From July 1995 through October 1996, Mr. Rice was a director of Firstmark Corp., which is listed for trading on Nasdaq, and was a Vice-President of two subsidiaries of Firstmark Corp., Firstmark Investment Corp. and Firstmark Capital Corp. Firstmark Corp. and its subsidiaries are engaged in financial services and real estate and timber operations. Mr. Rice has been the President and Chairman of Prime Discount Securities, Inc., an investment management company, since he founded the entity in 1983. Mr. Rice has also been the President of Prime Securities Corp., an investment management company, since he founded the entity in 1990. Mr. Rice is a general partner of BR Partners, a partnership that owns and operates commercial and residential real estate in Maine.

         Barbara L. Owens was a consultant to the Company beginning in February 1987, and became a full-time employee, Vice President-Operations, in June 1987. Ms. Owens became a Director in March 1988, Secretary in August 1988, Treasurer in May 1989 and Executive Vice President in September 1989. Ms. Owens has substantial experience in the child care industry, including employment for 13 years at Palo Alto Educational Systems, Inc., which had approximately 30 child care centers in four states when it was sold to Gerber Children's Center, Inc. in October 1984. Ms. Owens' positions at Palo Alto Educational Systems, Inc. included President and Chief Operating Officer. After that time, Ms. Owens provided child care consulting services to various organizations in the United States. Ms. Owens currently serves on an editorial panel of the Child Care Information Exchange, a national child care publication. Ms. Owens has also given presentations at various annual conferences of the National Association of Early Childhood Professionals.

         Ronald J. O'Connor joined the Company in September 1994 as the Controller. From 1988 until joining the Company, Mr. O'Connor was the Deputy City Controller for the City of Phoenix, Arizona. Prior to that time, Mr. O'Connor was the Corporate Controller at El Pollo Asado, Inc. Mr. O'Connor has also been an audit manager at Touche Ross & Co. (now DeLoitte & Touche, LLP) and has been a Certified Public Accountant since 1981. Mr. O'Connor is a member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During fiscal 1996, the Board of Directors met four times. Each director attended at least 75% of the meetings held during fiscal 1995, including meetings of Committees of which each is a member. The Board of Directors has a Compensation Committee but does not have an Audit Committee or a Nominating Committee.

         The Compensation Committee, which currently is comprised of Dr. Richard
H. Hinze and Robert A. Rice, is responsible for administering the Company's stock option plans and addressing other executive compensation matters. The Compensation Committee held one meeting in fiscal 1996.

                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation paid to the Company's President (the Chief Executive Officer of the Company) and to the Company's other most highly compensated executive officer other than the President whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended July 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term Compensation
                                                                                   ----------------------

                                           Annual Compensation                       Awards               Payouts
                                           -------------------                       ------               -------

                                                                            Restricted    Securities
      Name and           Fiscal                           Other Annual        Stock       Underlying        LTIP        All Other
 Principal Position       Year       Salary     Bonus     Compensation       Award(s)      Option(s)      Payouts    Compensation(1)
 ------------------       ----       ------     -----     ------------       --------      ---------      -------    ---------------
James R. Evans            1996      $154,500   $45,746        $-0-             $-0-            -0-         $-0-           $-0-
Chairman of the
Board and President       1995      $150,000   $65,151        $-0-             $-0-       373,200          $-0-           $-0-

                          1994      $105,007   $53,494        $-0-             $-0-            -0-         $-0-           $-0-



Barbara L. Owens          1996      $ 87,550   $45,746        $-0-             $-0-            -0-         $-0-           $-0-
Executive Vice
President, Secretary      1995      $ 85,000   $52,777        $-0-             $-0-       135,858(2)       $-0-           $-0-
and Treasurer
                          1994      $ 56,632   $62,792        $-0-             $-0-            -0-         $-0-           $-0-


----------

(1) See the discussion under the caption "EXECUTIVE COMPENSATION -- Employment Contracts" regarding certain other compensation the named officer may be entitled to upon certain specified events.

(2) Of the stock options granted to Ms. Owens, 75,858 were options that were granted by the Company in 1995 to replace 84,558 options that were granted to Ms. Owens in prior years and canceled in 1995. The Board of Directors of the Company determined that the options that were canceled no longer provided the intended incentives to Ms. Owens because their exercise prices, which ranged from $1.38 to $2.00 per share, exceeded the current market price for the Company's Common Stock.

         The following table sets forth certain information concerning each exercise of stock options during the year ended July 31, 1996 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each such Named Executive Officer.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        OPTION VALUE AS OF JULY 31, 1995


                                                                                                          Value of Unexercised
                                                                Number of Unexercised Options                 In-the-Money
                                                                   at Fiscal Year End (#)            Options at Fiscal Year End ($)
                                                                  ------------------------           ------------------------------

                       Shares Acquired      Value Realized
       Name            on Exercise (#)           ($)           Exercisable     Unexerciseable       Exercisable       Unexerciseable
      ------           ---------------          -----          -----------     --------------       -----------       --------------
James R. Evans               -0-                 $-0-             166,759          217,746             $  17,740          $ 4,028


Barbara L. Owens             -0-                 $-0-             147,550               -0-            $  31,073          $    -0-



COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are entitled to receive $500 per meeting attended. All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees. Directors who are not employees of the Company also participate in the Company's Non-Employee Directors Stock Option Plan.

EMPLOYMENT CONTRACTS

         On October 15, 1993, the Compensation Committee approved employment agreements with James R. Evans for services as President and with Barbara L. Owens for services as Executive Vice President, Secretary and Treasurer (Mr. Evans and Ms. Owens are sometimes collectively referred to herein as the "Employee"). These agreements were subsequently amended on September 16, 1994 and May 4, 1995. As amended, the agreements require Mr. Evans and Ms. Owens to devote their full-time to the Company and provide for a base salary, currently $154,500 and $87,550 per year, respectively, which may be increased on August 1 of each year to reflect increases in the National Consumer Price Index of the preceding year. The Employee is entitled to receive bonuses in the discretion of the Compensation Committee to be paid in accordance with Company bonus plans in effect from time to time. Each of the agreements has a perpetual three-year term, such that on any given date each agreement has a three-year remaining term. The agreements may not be terminated unilaterally by the Company, except for cause, which includes (i) conviction of a felony that impairs the ability of the Employee to perform his or her duties with the Company or (ii) failure of performance as determined by the Board. The agreements provide that the salaries of Mr. Evans and Ms. Owens will be reviewed annually, but such salaries may not be decreased.

         Each of the agreements provides that if the Employee is terminated by the Company other than for cause or disability, or by the Employee for good reason (as defined in the agreements), the Company shall pay to the Employee (i) his or her salary through the termination date plus any accrued but unpaid bonuses, and (ii) a lump sum payment equal to the sum of three years of the

Employee's annual salary and an amount equal to all bonuses paid to the Employee in the three years immediately preceding termination. In addition, the Company must maintain until the first to occur of (i) the Employee's attainment of alternative employment or (ii) three years from the date of termination, the Employee's benefits under the Company's benefit plans to which the Employee and his or her eligible beneficiaries were entitled immediately prior to the date of termination. If the Employee requests, the Company must also assign to the Employee any assignable insurance policy on the life of the Employee owned by the Company at the end of the period of coverage. In addition, all options or warrants to purchase Common Stock held by the Employee on the date of termination become exercisable on the date of termination, regardless of any vesting provisions, and remain exercisable for the longer of one year from the date of termination or the then remaining unexpired term of such warrants or options. If the Employee is terminated for cause or if the Employee terminates his or her employment other than for good reason (as defined in the agreement), the Company's only obligation is to pay the Employee his or her base salary and accrued vacation pay through the date of termination.

         If the Employee is incapacitated due to physical or mental illness during the term of his or her employment, the agreements provide that the Company shall pay to the Employee a lump sum equal to two years of the Employee's base compensation and all bonuses paid to the Employee in the two years preceding the date of termination due to illness. If the Employee dies during his or her employment, the only benefits payable to his or her estate under the agreements are those payable pursuant to the Company's survivor's benefits insurance and other applicable programs and plans then in effect.

         If the Employee's employment is terminated, the Company has agreed to indemnify the Employee for claims and expenses associated with certain personal guarantees made by the Employee. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." In addition, the Company has agreed to use its best efforts to secure the release of such personal guarantees.

STOCK OPTION PLANS

         1987 STOCK OPTION PLAN

         The Company's Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors and approved by the stockholders in July 1987. Only employees (including officers and directors, subject to certain limitations) are eligible to receive options under the 1987 Plan, under which 240,000 shares of Common Stock are authorized for issuance. As of November 30, 1996, options to purchase 237,937 of such shares have been granted; such options have terms of five to ten years, with exercise prices of $0.50 to $2.375 per share, which is generally the fair market value of the underlying shares as of the date of grant. Options are generally subject to a three or five-year vesting schedule.

         The 1987 Plan provides for the granting to employees of either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The 1987 Plan is administered by the Board of Directors of the Company, or a committee of the Board, which determines the terms of options granted under the 1987 Plan, including the exercise price and the number of shares subject to the option. Generally, the exercise price of options granted under the 1987 Plan must be not less than the fair market value of the underlying shares on the date of grant, and the term of each option may not exceed eleven years (ten years in the case of incentive stock options). Incentive stock options granted to persons


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
who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

         The 1987 Plan provides the Board of Directors with the discretion to determine when options granted thereunder shall become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         1995 STOCK OPTION PLAN

         The Company's 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors in May 1995 and approved by the stockholders in January 1996. The 1995 Plan authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of 500,000 shares of Common Stock. Officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1995 Plan. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1995 Plan are not transferable and expire eleven years after the date of grant (ten years in the case of incentive stock options). The per share exercise price of an incentive stock option granted under the 1995 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after May 2, 2005.

         The 1995 Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1995 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         At November 30, 1996, under the 1995 Plan, options to purchase 359,063 shares of Common Stock were issued and outstanding, with terms ranging from five to ten years. The exercise prices of all such options range from $1.25 to $2.25 per share.

         NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         The Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in May 1995 and approved by the stockholders in January 1996. Only non-employee directors are eligible to receive options under the Directors' Plan, under which 100,000 shares are authorized for issuance. As of November 30, 1996, options to purchase 40,000 shares of Common Stock had been granted; such options have a term of six years. The exercise prices of all such options range from $1.188 to $2.1875 per share, which was the fair market value of the underlying shares on the date of grant. All options granted under the Directors' Plan are subject to a one-year vesting schedule. All options granted or to be granted under the Directors' Plan are non-qualified stock options.

         On the date the Directors' Plan was adopted by the Company's Board of Directors, each non-employee director was granted an option to acquire 10,000 shares of the Company's common stock. Each non-employee director who joins the Board of Directors after the date the Company's Board of Directors approved the plan will likewise receive an option to acquire 10,000 shares of the Company's Common Stock. In addition to the foregoing option grants, each year every non-employee director automatically receives an option to acquire 5,000 shares of the Company's Common Stock on the third business day following the date the Company publicly announces its annual financial results; provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director is a member in the preceding fiscal year.

         No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for such persons, the Company believes that during the fiscal year ending July 31, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         James R. Evans and Barbara L. Owens have personally guaranteed various child care facility lease payments and other obligations to third parties. As of July 31, 1996, the aggregate amounts of lease payments and other obligations guaranteed by Mr. Evans and Ms. Owens were approximately $4,233,000 and $1,084,000, respectively. In addition, the Company leases equipment used in two child care centers and two vehicles from Mr. Evans and Ms. Owens. Monthly lease payments made by the Company under such leases to Mr. Evans and Ms. Owens in fiscal year 1996 were approximately $3,061 and $962, respectively. The prescribed lease rates reflected fair rental value at the time the leases were entered into.

         Both James R. Evans and Barbara L. Owens have employment agreements with the Company. See "EXECUTIVE COMPENSATION -- Employment Contracts."

         In early 1994, the Board of Directors approved the transfer to Preschool Services, Inc., a Hawaii nonprofit corporation ("PSI"), of a portion of the Company's operations. Because of PSI's nonprofit status, PSI is eligible to receive certain grants and subsidies. Pursuant to an agreement with PSI (the "PSI Agreement"), the Company provides PSI with management, administrative and operational services and educational programs. Additionally, pursuant to the PSI Agreement, the Company leases to PSI all of the equipment and other property necessary for the operation of PSI's child care centers. Barbara L. Owens is the President and James R. Evans is the Vice President of PSI. Dr. Richard Hinze, Mrs. Owens and Mr. Evans are directors of PSI. No directors or officers of the Company are members of PSI and none of them receive any compensation from PSI.

         The PSI Agreement stipulates that the Company is to receive an administrative services fee for providing the services described above. During fiscal 1995, the Company agreed to defer future administrative fees and lease payments due from PSI (which in the aggregate are approximately $170,000 annually) until such time as PSI's cash flow is adequate to fund these fees, which the Company estimates will occur no sooner than 1998. In connection with this deferral, the accumulated amounts due from PSI at July 31, 1995 were converted to a promissory note equal to the present value of the expected future payments to be received from PSI related to the balance of the receivable outstanding at July 31, 1995, over a period of seven years. This resulted in a reduction in the outstanding receivable balances through a charge to the provision for bad debts of $176,500. The promissory note bears interest at 8.0%, with monthly payments due beginning January 1998 through July 2002.

         Due to continued operating losses incurred during 1996, PSI approved a plan to close two of its schools upon the expiration of the leases. Since the estimated cash flows will not be sufficient to recover the leasehold improvements related to these two schools, the Company recorded an impairment reserve for these assets which totaled approximately $184,000 which is included in facilities and maintenance expenses in fiscal 1996.

         Also, since the Company is the lessee for two of the leases, they are contingently liable for the lease payments to third parties. Since the estimate future cash flows of PSI will not be sufficient to make the scheduled lease payments, the Company recorded a contingent liability of approximately $418,000 related to the remaining lease payments which is included in facilities and maintenance expenses in fiscal 1996.

         All transactions between the Company and its officers, directors, principal stockholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and, in the future, will be approved by a majority of the Company's disinterested directors.


PROPOSAL NO. 1 - AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE NAME

         At the Annual Meeting, the Company will seek stockholder approval of an amendment to its Certificate of Incorporation to change its name to SUNRISE EDUCATIONAL SERVICES, INC. (the "Name Change Amendment"). The Board of Directors believes the proposed name reflects the broader scope of services the Company now provides. In addition, Company surveys indicate that parents prefer to place their children in educationally oriented centers. The Company's Board of Directors approved the Name Change Amendment and has directed that the Name Change Amendment be submitted to the stockholders of the Company for approval at the Annual Meeting.

         As described more fully in the Company's 1996 Annual Report to Stockholders, the Company has implemented a plan to develop into a hybrid educational management company. In addition to expanding the number of centers it operates, the Company has also expanded the types of services it provides. The Company has selectively moved into primary education by adding first grade classes in three of its Arizona centers in the fall of 1996. In addition, one of the centers it acquired in the Phoenix area has been converted into a Suncrest Private School ("Suncrest"). Suncrest offers a state-of-the-art environment, with smaller class sizes, lower teacher to student ratios and more degreed teachers than most preschools. Suncrest uses the nationally known and respected High Scope teaching method and currently serves children ages 2 through kindergarten, with plans to expand to include primary grades. In addition to Sunrise Preschools and Suncrest, the Company also operates three Sunburst Child Care Centers ("Sunburst Centers"). Sunburst Centers were designed to capitalize on a market segment that cannot afford the higher tuition rates charged by the Company at Suncrest and Sunrise Centers. The Sunburst Centers provide quality care for lower tuition rates. Sunburst Centers also have lower operating costs, allowing for the lower tuition rates. With Suncrest, Sunrise Preschools and Sunburst Centers, the Company can penetrate three distinct income markets, thus expanding its market opportunities. The Name Change Amendment will change the Company's name to reflect its expansion into the three distinct service areas and to emphasize the additional educational services the Company now provides.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE NAME CHANGE AMENDMENT.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company for fiscal 1997. Ernst & Young LLP representatives are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The Company dismissed the firm of Arthur Andersen LLP on May 1, 1996. The reports of Arthur Andersen LLP on the Company's financial statement for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended July 31, 1995 and 1994, and in subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles of practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP not to respond fully to any inquiries from Ernst & Young LLP.


                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company no later than August 27, 1997, to be evaluated by the Board for inclusion in the proxy statement for that meeting. Additionally, if a stockholder wishes to present an item for consideration at the Annual Meeting to be held on January 24, 1997, he or she must give notice of his or her intention to the Secretary of the Company along with a brief description of the business he or she wishes to discuss. To be considered timely for the Annual Meeting, such notice must be received by the Company no later than 5:00 p.m. M.S.T. on January 7, 1997.


                                 OTHER BUSINESS

         The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                        1996 ANNUAL REPORT ON FORM 10-KSB

         The Company files annual reports on Form 10-KSB with the SEC. A copy of the annual report for the fiscal year ended July 31, 1996 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any stockholder to Sunrise Preschools, Inc., 9128 East San Salvador, Suite 200, Scottsdale, Arizona 85258, Attention: Stockholder Relations. Copies of all exhibits to the annual report are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                        By Order of the Board of Directors,




                                        James R. Evans
                                        President and Chief Executive Officer

Scottsdale, Arizona
December 29, 1996

PROXY                       SUNRISE PRESCHOOLS, INC.                       PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                     DIRECTORS OF SUNRISE PRESCHOOLS, INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Sunrise Preschools, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated December 29, 1996 and hereby appoints James R. Evans and Barbara L. Owens and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on January 24, 1997 at 2:00 p.m. M.S.T., at the offices of Ernst & Young LLP, 40 North Central Avenue, Suite 900, Phoenix, Arizona 85004 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

ELECTION OF DIRECTORS

[ ]      VOTE FOR James R. Evans.

[ ]      WITHHOLD AUTHORITY to vote for James R. Evans.


Proposal No. 1 - Amendment of the Certificate of Incorporation to Change Name (the "Name Change Amendment")

[ ]      VOTE FOR ratification of the Name Change Amendment.

[ ]      WITHHOLD AUTHORITY to vote for ratification of the Name Change
         Amendment.


THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE NOMINEE SET FORTH ABOVE, IN FAVOR OF PROPOSAL NO. 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


A majority of such attorneys or substitutes as shall be present and shall act at said Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                       Dated: _________________________, 199____

                                       _________________________________________
                                                Signature

                                       _________________________________________
                                                Signature if Held Jointly

                                       _________________________________________
                                                Print Name(s)

                                       (This Proxy should be dated, signed by
                                       the stockholder(s) and returned promptly in the enclosed envelope. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If shares are held by joint tenants or as community property, both should sign.)